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                                                                      EXHIBIT 12

                            VERIZON NEW JERSEY INC.

                Computation of Ratio of Earnings to Fixed Charges

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
                                                            Nine Months Ended
(Dollars in Millions)                                      September 30, 2001
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
Income before provision for income taxes..............                   $800.8
Equity in income from affiliate.......................                      (.4)
Dividends received from equity affiliate..............                       .7
Interest expense......................................                     92.6
Portion of rent expense representing interest.........                     14.1
Amortization of capitalized interest..................                      4.1
                                                           --------------------
Earnings, as adjusted.................................                   $911.9
                                                           ====================
Fixed charges:
Interest expense......................................                   $ 92.6
Portion of rent expense representing interest.........                     14.1
Capitalized interest..................................                     10.5
                                                           --------------------
Fixed Charges.........................................                   $117.2
                                                            ====================
Ratio of Earnings to Fixed Charges....................                     7.78
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